Exhibit 5.1

CONFIDENTIAL AND PRIVILEGED	Advocaten
Notarissen
Belastingadviseurs

To Coincheck Group B.V. (the “Issuer”) Hoogoorddreef 15 1101 BA Amsterdam The Netherlands	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 7 November 2024		Casper Nagtegaal
E casper.nagtegaal@debrauw.com
Our ref.	M43051708/1/20743432	T +31 20 577 1075
F +31 20 577 1775

Re:	Legal opinion | Coincheck Group B.V.

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission of ordinary shares in the capital of the Issuer

1	Introduction

De Brauw Blackstone Westbroek N.V. (“De Brauw”, “we”, “us” and “our”, as applicable) acts as Dutch legal adviser to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	Dutch Law

This opinion (including all terms used in it) is to be construed in accordance with Dutch law. It is limited to Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in effect on the date of this opinion and accordingly, we do not express any opinion on other matters such as (i) matters of fact, (ii) the commercial and non-legal aspects of the transactions and transaction documents contemplated by the Business Combination Agreement, and (iii) the correctness of any representation or warranty included in the Registration Statement, the Business Combination Agreement or in any other transaction document contemplated by the Business Combination Agreement.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

3	Scope of Inquiry

We have examined, and relied upon the accuracy of the factual statements in, the following documents:

(a)	A copy of the Registration Statement.

(b)	A copy of the Business Combination Agreement.

(c)	A copy of the Warrant Agreement.

(d)	A copy of:

(i)	the Issuer’s deed of incorporation and the Articles of Association, as provided to us by the Chamber of Commerce (Kamer van Koophandel); and

(ii)	the Trade Register Extract.

(e)	A draft of:

(i)	the Restructuring Issue Deed;

(ii)	the Deed of Conversion and Amendment of the Articles of Association;

(iii)	the SPAC Shares Contribution Description;

(iv)	the Merger Issue Deed; and

(v)	the Warrant Assumption Agreement.

(f)	A draft of:

(i)	the Pre-Conversion General Meeting Resolution;

(ii)	the Post-Conversion General Meeting Resolution; and

(iii)	the Board Resolution.

In addition, we have examined such documents, and performed such other investigations, as we considered necessary for the purpose of this opinion. Our examination has been limited to the text of the documents.

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4	Assumptions

We have made the following assumptions:

(a)

(i)	each copy document conforms to the original and each original is genuine and complete;

(ii)	each signature is the genuine signature of the individual concerned; and

(iii)	the Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(b)	In respect of the Conversion:

(i)	the Issuer has been validly incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid);

(ii)	the draft Deed of Conversion and Amendment of the Articles of Association will have been validly executed substantially in the form referred to in this opinion;

(iii)	each step, resolution, action and/or (other) formality, which is required for the implementation of the Conversion, including each step, resolution, action and/or (other) formality as set out in the Deed of Conversion and Amendment of the Articles of Association, has been or will have been validly taken and suffices for the implementation of the Conversion.

(c)	The Restructuring Issue Deed, the SPAC Shares Contribution Description, the Merger Issue Deed and the Warrant Assumption Agreement will have been validly executed by all parties substantially in the form referred to in this opinion.

(d)	An Auditor Statement will have been issued in connection with and prior to (i) the Conversion, and (ii) the execution of the Merger Issue Deed, respectively.

(e)	The Pre-Conversion General Meeting Resolution, the Post-Conversion General Meeting Resolution and the Board Resolution:

(i)	will have been duly adopted and remain in force without modification; and

(ii)	will comply with the requirements of reasonableness and fairness (redelijkheid en billijkheid).

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(f)	Each outstanding (i) public warrant of Thunder Bridge will have been converted to and will have become a public warrant of the Issuer, and (ii) private warrant of Thunder Bridge will have been converted to and will have become a private warrant of the Issuer, in each case giving the holder the right to acquire one Ordinary Share, following the implementation of the Merger, subject to the same terms and conditions as the public warrants of Thunder Bridge and the private warrants of Thunder Bridge, respectively.

(g)

(i)	At the time of each issue of Registration Shares:

(A)	the issue by the Issuer of any Registration Shares (or of any rights to acquire Registration Shares) will have been validly authorized; and

(B)	any pre-emptive rights in respect of each issue of Registration Shares (or of any rights to acquire Registration Shares) will have been observed or validly excluded;

all in accordance with the Articles of Association at the time of authorization or of observance or exclusion;

(ii)	At the time of each issue of Warrant Shares the Warrant Agreement and Warrant Assumption Agreement will be in full force and effect without modification;

(iii)	The Issuer’s authorized share capital at the time of each issue of any Registration Shares will be sufficient to allow for such issue; and

(iv)	At the time of each issue of Registration Shares, the Registration Shares will have been:

(A)	issued in accordance with the Restructuring Issue Deed, the Merger Issue Deed or the Warrant Agreement and Warrant Assumption Agreement, if applicable, and in the form and manner prescribed by the Articles of Association at the time of issue; and

(B)	otherwise offered, issued and accepted by their subscribers in accordance with the Restructuring Issue Deed, the Merger Issue Deed or the Warrant Agreement and Warrant Assumption Agreement and all applicable laws (including, for the avoidance of doubt, Dutch law).

(v)	The nominal value of the Registration Shares and any agreed share premium will have been validly paid.

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5	Opinion

Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4, we are of the following opinion:

(a)	When issued, the Registration Shares will have been validly issued and will be fully paid and nonassessable[1].

6	Qualifications

This opinion is subject to the following qualifications:

(a)	This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or Preventive Restructuring Processes, (b) rules relating to foreign (i) insolvency proceedings (including foreign Insolvency Proceedings), (ii) arrangement or compromise of obligations or (iii) preventive restructuring frameworks, (c) other rules regulating conflicts between rights of creditors, or (d) intervention and other measures in relation to financial enterprises or their affiliated entities.

(b)

(i)	An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(ii)	A confirmation from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

(c)	We do not express any opinion on (i) tax matters, (ii) anti-trust, state-aid or competition laws, (iii) financial assistance, (iv) sanctions laws, (v) in rem matters, and (vi) any laws that we, having exercised customary professional diligence, could not be reasonably expected to recognise as being applicable to the Company, the transactions and/or the transaction documents contemplated by the Business Combination Agreement.

[1]	In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

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7	Reliance

(a)	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement.

(b)	Each person accepting this opinion agrees, in so accepting, that:

(i)	only De Brauw (and not any other person) will have any liability in connection with this opinion;

(ii)	the agreement in this paragraph 7 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them;

(iii)	this opinion may be signed with an Electronic Signature. This has the same effect as if signed with a handwritten signature; and

(iv)	this opinion (including the agreements in this paragraph 7) does not make the persons accepting this opinion clients of De Brauw.

(c)	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion in the Exhibit Index under the heading “Legal Matters” in the proxy statement/prospectus included in the Registration Statement.

The previous sentence is no admittance from us that we are in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

(signature page follows)

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Yours faithfully,

De Brauw Blackstone Westbroek N.V.

/s/ Casper Nagtegaal
Casper Nagtegaal
Partner

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Annex 1 – Definitions

In this opinion:

“Articles of Association” means the articles of association of the Issuer as they read either prior to or after the consummation of the Conversion, as the context requires or at such other moment specified in this opinion.

“Auditor Statement” means a statement within the meaning of article 2:72(1) of the Dutch Civil Code or article 2:94b(2) read in conjunction with 2:94a(2) of the Dutch Civil Code, as the case may be, issued by an auditor within the meaning of article 2:393(1) of the Dutch Civil Code.

“Board” means the board of directors of the Issuer.

“Board Resolution” means the written resolution of the Board to be adopted immediately upon the Conversion becoming effective, pursuant to which, among other things, the Board will resolve to issue such number of Ordinary Shares as described in the Merger Issue Deed, to grant rights to acquire the Warrant Shares in accordance with the Warrant Agreement and the Warrant Assumption Agreement, and to exclude all pre-emptive rights in respect thereof.

“Business Combination Agreement” means the business combination agreement dated as of March 22, 2022, by and among others Thunder Bridge, the Issuer, M1 and Merger Sub, which is attached as Exhibit A to the Registration Statement.

“Coincheck” means Coincheck, Inc., a Japanese joint stock company.

“Conversion” means the conversion whereby the Issuer will be converted into a Dutch public limited liability company (naamloze vennootschap) and its Articles of Association will be amended in accordance with the Deed of Conversion and Amendment of the Articles of Association.

“De Brauw” means De Brauw Blackstone Westbroek N.V. and “we”, “us” and “our” are to be construed accordingly.

“Deed of Conversion and Amendment of the Articles of Association” means the Dutch notarial deed of conversion and amendment of the Articles of Association to implement the Conversion.

“Dutch Civil Code” means the Dutch civil code (Burgerlijk Wetboek).

“Dutch law” means the law directly applicable in the Netherlands.

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“eIDAS Regulation” means the Regulation (EU) 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market and repealing directive 1999/93/EC.

“Electronic Signature” means any electronic signature (elektronische handtekening), any advanced electronic signature (geavanceerde elektronische handtekening) and any qualified electronic signature (elektronische gekwalificeerde handtekening) within the meaning of Article 3 of the eIDAS Regulation and Article 3:15a of the Dutch Civil Code.

“Exchange Agent” means Continental Stock Transfer & Trust Company, a New York corporation, and who will act as exchange agent in connection with the Merger and warrant agent in connection with the Warrant Agreement and the Warrant Assumption Agreement.

“General Meeting” means the general meeting of the Issuer.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Insolvency Register” means (a) the Dutch online central insolvency register (Centraal Insolventieregister) and (b) the segment for EU registrations (EU-registraties) of the Dutch central insolvency register.

“Issuer” means (a) prior to the consummation of the Conversion, Coincheck Group B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), organized under Dutch law, with seat in Amsterdam, Trade Register number 85546283, and (b) from and after the consummation of the Conversion, Coincheck Group N.V., a public limited liability company (naamloze vennootschap) organized under Dutch law, with seat in Amsterdam, the Netherlands. Any references to the Issuer in this opinion shall be deemed to refer to clauses (a) or (b) as the context may require.

“M1” means M1 Co G.K. a Japanese limited liability company (good kaisha).

“Merger” means the merger of Thunder Bridge with Merger Sub, with Thunder Bridge being the surviving company.

“Merger Issue Deed” means the private deed of issue of Ordinary Shares pursuant to which the Issuer will issue up to 7,120,458 Ordinary Shares to the Exchange Agent in respect of the Merger.

“Merger Sub” means Coincheck Merger Sub, Inc., a Delaware corporation.

“Monex” means Monex Group, Inc. a company under the laws of Japan.

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“Ordinary Share” means an ordinary share (gewoon aandeel) with a nominal value of EUR 0.01 in the capital of the Issuer.

“Pre-Conversion General Meeting Resolution” means the written resolution of the General Meeting to be adopted prior to the Conversion, pursuant to which, among other things, the General Meeting will resolve upon the issuance of the Restructuring Shares and the Conversion.

“Preventive Restructuring Processes” means public and/or undisclosed preventive restructuring processes within the meaning of the Dutch Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord).

“Post-Conversion General Meeting Resolution” means the written resolution of the General Meeting to be adopted immediately upon the Conversion becoming effective, pursuant to which, among other things, the General Meeting will resolve to authorize the Board to issue the Registration Shares other than the Restructuring Shares, and to exclude all pre-emptive rights in respect thereof.

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act.

“Registration Shares” means up to 129,708,074 Ordinary Shares, of which up to 4,860,168 Warrant Shares, to be registered with the SEC pursuant to the Registration.

“Registration Statement” means the registration statement on Form F-4 originally filed with the SEC on 7 November 2024, as subsequently amended and supplemented, under the Securities Act, in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“Restructuring Issue Deed” means the notarial deed of issue pursuant to which the Issuer will issue the Restructuring Shares to M1.

“Restructuring Shares” means up to 122,587,616 Ordinary Shares the Issuer will issue to M1 prior to the Conversion.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SPAC Shares Contribution Description” means the description as referred to in article 2:94b(1) of the Dutch Civil Code, describing the contribution of all issued and outstanding ordinary shares in Thunder Bridge, being the surviving company in the Merger, to the Issuer, at the occasion of the Merger.

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“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Thunder Bridge” means Thunder Bridge Capital Partners IV, Inc., a Delaware corporation.

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 7 November 2024.

“Warrant Agreement” means the warrant agreement between Thunder Bridge and the Exchange Agent, acting as warrant agent, dated as of June 29, 2021.

“Warrant Assumption Agreement” means the warrant assumption agreement pursuant to which the Issuer shall assume all applicable obligations of Thunder Bridge under the Warrant Agreement, and to be entered into by the Issuer and Thunder Bridge as of immediately prior to the Merger becoming effective.

“Warrant Shares” means up to 4,860,168 Ordinary Shares to be issued pursuant to the Warrant Agreement and the Warrant Assumption Agreement.

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